(Space above reserved for Recorder of Deeds certification)

Title of Document:	DEED OF TRUST, ASSIGNMENT OF RENTS, SECURITY
AGREEMENT AND FIXTURE FILING
Date of Document:	May 19, 2011
Grantor:	G&E HC REIT II JOPLIN LTACH, LLC, a Delaware limited liability company
Grantor’s Address:	1551 Tustin Avenue, Suite 300 Santa Ana, California 92705
Grantee / Beneficiary:	SIEMENS FINANCIAL SERVICES, a Delaware corporation
Beneficiary’s Address:	170 Wood Avenue South Iselin, New Jersey 08830
Legal Description:	See Exhibit A

Reference Book and Page(s):

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

McGuireWoods LLP
77 West Wacker Drive
Suite 4100
Chicago, IL 60601
Attention: Donald A. Ensing, Esq.

DEED OF TRUST, ASSIGNMENT OF RENTS, SECURITY AGREEMENT
AND FIXTURE FILING

This DEED OF TRUST, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING (“Deed of Trust”) is made as of as of May 19, 2011, by G&E HC REIT II JOPLIN LTACH, LLC, a Delaware limited liability company (“Grantor”), to SM DISPOSITION, INC., a Missouri corporation (“Trustee”), for the benefit of SIEMENS FINANCIAL SERVICES, INC., a Delaware corporation, its successors and assigns (“Beneficiary”).

RECITALS:

A. Pursuant to the terms and conditions contained in that certain Loan and Security Agreement dated as of May 19, 2011, by and among G&E HC REIT II Monument LTACH Portfolio, LLC, a Delaware limited liability company (“G&E Monument”), G&E HC REIT II Athens LTACH, LLC, a Delaware limited liability company (“G&E Athens”), G&E HC REIT II Cape Girardeau LTACH, LLC, a Delaware limited liability company (“G&E Cape Girardeau”), Grantor, G&E HC REIT II Columbia LTACH, LLC, a Delaware limited liability company (“G&E Columbia” and, together with G&E Monument, G&E Athens, G&E Cape Girardeau, and Grantor, the “Borrowers” and each a “Borrower”), and Beneficiary (as amended, restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”), the Beneficiary has made to the Borrowers a term loan (the “Loan”) evidenced by that certain Promissory Note dated as of May 19, 2011, in the original principal amount of Twenty-Five Million and 00/100 Dollars ($25,000,000.00), executed by the Borrowers and made payable to the order of the Beneficiary (as amended, restated, or replaced from time to time, the “Note”).

B. Pursuant to the terms and conditions of contained in that certain Guaranty (as amended, restated, supplemented, or otherwise modified from time to time, the “Guaranty”) made by Grubb & Ellis Healthcare REIT II, Inc., a Maryland corporation (the “Parent Guarantor”), in favor of the Beneficiary, the Parent Guarantor has guaranteed all “Obligations” under and as defined in the Loan Agreement (the “Guaranty Obligations”).

C. A condition precedent to Beneficiary’s extension of the Loan to the Borrowers is the execution and delivery by Grantor of this Deed of Trust.

NOW, THEREFORE, in consideration of the premises and of the debt and trust hereafter mentioned and created, and the sum of One Dollar ($1.00) paid to Grantor by Trustee, the receipt of which is hereby acknowledged, Grantor hereby irrevocably and unconditionally grants, bargains, sells, conveys and confirms with warranty to Trustee its successors and assigns, in trust, with power of sale, and grants a security interest in, all of Grantor’s estate, right, title and interest, whether now existing or hereafter acquired, in and to the following described property, rights and interests (referred to collectively herein as “Premises”), all of which property, rights and interests are hereby pledged primarily and on a parity with the Real Estate (as defined below) and not secondarily:

THE REAL ESTATE located in the County of Newton, State of Missouri, described in Exhibit A attached hereto and by this reference incorporated herein (the “Real Estate”), including all improvements now and hereafter located thereon;

TOGETHER WITH all improvements of every nature whatsoever now or hereafter situated on the Real Estate, and all fixtures and personal property of every nature whatsoever now or hereafter owned by Grantor and located on, or used in connection with the Real Estate or the improvements thereon, or in connection with any construction thereon, including all extensions, additions, improvements, betterments, renewals, substitutions and replacements to any of the foregoing and all of the right, title and interest of Grantor in and to any such personal property or fixtures together with the benefit of any deposits or payments now or hereafter made on such personal property or fixtures by Grantor or on its behalf (“Improvements”);

TOGETHER WITH all easements, rights of way, gores of real estate, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances whatsoever, in any way now or hereafter belonging, relating or appertaining to the Real Estate, and the reversions, remainders, rents, issues and profits thereof, and all the estate, right, title, interest, property, possession, claim and demand whatsoever, at law as well as in equity, of Grantor of, in and to the same;

TOGETHER WITH all rents, revenues, issues, profits, proceeds, income, royalties, accounts, including health-care-insurance receivables, escrows, letter-of-credit rights (each as defined in the Code, as hereinafter defined), security deposits, impounds, reserves, tax refunds and other rights to monies from the Premises and/or the businesses and operations conducted by Grantor thereon, to be applied against the Indebtedness (hereinafter defined); provided, however, that Grantor, so long as no Event of Default (as hereinafter defined) has occurred hereunder, may collect rent as it becomes due, but not more than one (1) month in advance thereof;

TOGETHER WITH all interest of Grantor in all leases now or hereafter on the Premises, whether written or oral (“Leases”), together with all security therefor and all monies payable thereunder (“Rents”), subject, however, to the conditional permission hereinafter given to Grantor to collect the rentals under any such Lease;

TOGETHER WITH all fixtures and articles of personal property now or hereafter owned by Grantor and forming a part of or used in connection with the Real Estate or the Improvements, including, but without limitation, any and all air conditioners, antennae, appliances, apparatus, awnings, basins, bathtubs, bidets, boilers, bookcases, cabinets, carpets, computer hardware and software used in the operation of the Premises, coolers, curtains, dehumidifiers, disposals, doors, drapes, dryers, ducts, dynamos, elevators, engines, equipment, escalators, exercise equipment, fans, fittings, floor coverings, furnaces, furnishings, furniture, hardware, heaters, humidifiers, incinerators, lighting, machinery, motors, ovens, pipes, plumbing, pumps, radiators, ranges, recreational facilities, refrigerators, screens, security systems, shades, shelving, sinks, sprinklers, stokers, stoves, toilets, ventilators, wall coverings, washers, windows, window coverings, wiring, and all renewals or replacements thereof or articles in substitution therefor, whether or not the same are or shall be attached to the Real Estate or the Improvements in any manner; it being mutually agreed that all of the aforesaid property owned by Grantor and placed on the Real Estate or the Improvements, so far as permitted by law, shall be deemed to be fixtures, a part of the realty, and security for the Indebtedness (as hereinafter defined); notwithstanding the agreement hereinabove expressed that certain articles of property form a part of the realty covered by this Deed of Trust and be appropriated to its use and deemed to be realty, to the extent that such agreement and declaration may not be effective and that any of said articles may constitute “goods” as said term is used in the Uniform Commercial Code of the State of Missouri in effect from time to time (the “Code”), this instrument shall constitute a security agreement, creating a security interest in such goods, as collateral, in Beneficiary, as a Secured Party, and Grantor, as Debtor, all in accordance with the Code; and

TOGETHER WITH all of Grantor’s interests in “general intangibles” including “payment intangibles” and “software” (each as defined in the Code) now owned or hereafter acquired and related to the Premises, including, without limitation, all of Grantor’s right, title and interest in and to: (a) all agreements, licenses, permits and contracts to which Grantor is or may become a party and which relate to the Premises; (b) all obligations and indebtedness owed to Grantor thereunder; (c) all intellectual property related to the Premises; and (d) all choses in action and causes of action relating to the Premises;

TOGETHER WITH all of Grantor’s accounts now owned or hereafter created or acquired as relate to the Premises and/or the businesses and operations conducted thereon, including, without limitation, all of the following now owned or hereafter created or acquired by Grantor: (a) accounts, contract rights, health-care-insurance receivables, book debts, notes, drafts, and other obligations or indebtedness owing to the Grantor arising from the sale, lease or exchange of goods or other property and/or the performance of services; (b) the Grantor’s rights in, to and under all purchase orders for goods, services or other property; (c) the Grantor’s rights to any goods, services or other property represented by any of the foregoing; (d) monies due or to become due to the Grantor under all contracts for the sale, lease or exchange of goods or other property and/or the performance of services including the right to payment of any interest or finance charges in respect thereto (whether or not yet earned by performance on the part of the Grantor); (e) “securities”, “investment property,” “financial assets,” and “securities entitlements” (each as defined in the Code); (f) proceeds of any of the foregoing and all collateral security and guaranties of any kind given by any person or entity with respect to any of the foregoing; and (g) all warranties, guarantees, permits and licenses in favor of Grantor with respect to the Premises;

TOGETHER WITH all proceeds of the foregoing, including, without limitation, all judgments, awards of damages and settlements hereafter made resulting from condemnation proceeds or the taking of the Premises or any portion thereof under the power of eminent domain, any proceeds of any policies of insurance, maintained with respect to the Premises or proceeds of any sale, option or contract to sell the Premises or any portion thereof.

TO HAVE AND TO HOLD the Premises, unto Trustee and Beneficiary, as the case may be, and their respective successors and assigns, forever, and possession of said premises is now delivered unto Trustee in trust for the purposes and upon the uses herein set forth together with all right to possession of the Premises after the occurrence of any Event of Default; Grantor hereby RELEASING AND WAIVING all rights under and by virtue of the homestead exemption laws of the State of Missouri.

FOR THE PURPOSE OF SECURING: in any order of priority Beneficiary may choose, (a) the payment of the Loan and all interest, late charges, prepayment premium (if any), exit fee (if any), reimbursement obligations, and other indebtedness evidenced by or owing under the Note and the other Loan Documents (as defined in the Loan Agreement), together with any extensions, modifications, renewals or refinancings of any of the foregoing; (b) the performance and observance of the covenants, conditions, agreements, representations, warranties and other liabilities and obligations of the Borrowers and the other Obligors (as defined in the Loan Agreement) to or benefiting Beneficiary which are evidenced or secured by or otherwise provided in this Deed of Trust and the other Loan Documents; (c) the reimbursement of Beneficiary of any and all sums incurred, expended or advanced by Beneficiary pursuant to any term or provision of or constituting additional indebtedness under or secured by this Deed of Trust and the other Loan Documents, with interest thereon as provided herein or therein; (d) the Obligations (as defined in the Loan Agreement); (e) the payment and performance of all future advances and other obligations any of the Borrowers and the other Obligors (or any successor in interest to any of the foregoing) may agree to pay or perform (whether as principal, surety, or guarantor) to or for the benefit of Beneficiary; and (f) so long as such obligations remain outstanding, the Guaranty Obligations (collectively, the foregoing items (a) through (f) referred to herein as the “Indebtedness”).

IT IS FURTHER UNDERSTOOD AND AGREED THAT:

1. Title. Grantor represents, warrants and covenants that (a) Grantor is the holder of the fee simple title to the Premises, free and clear of all liens and encumbrances, except those liens and encumbrances in favor of Beneficiary and as otherwise described on Exhibit B attached hereto and made a part hereof (“Permitted Exceptions”); and (b) Grantor has legal power and authority to mortgage and convey the Premises.

2. Maintenance, Repair, Restoration, Prior Liens, Parking. Grantor covenants that, so long as any portion of the Indebtedness remains unpaid, Grantor will:

(a) promptly repair, restore or rebuild any Improvements now or hereafter on the Premises which may become damaged or be destroyed to a condition substantially similar to the condition immediately prior to such damage or destruction, whether or not proceeds of insurance are available or sufficient for the purpose;

(b) keep the Premises in good condition and repair, without waste, and free from mechanics’, materialmen’s or like liens or claims or other liens or claims for lien (subject to Grantor’s right to contest liens as permitted by the terms of Section 29 hereof);

(c) pay when due the Indebtedness in accordance with the terms of the Note and the other Loan Documents and duly perform and observe all of the terms, covenants and conditions to be observed and performed by Grantor under this Deed of Trust and the other Loan Documents;

(d) pay when due any indebtedness which may be secured by a permitted lien or charge on the Premises on a parity with, superior to or inferior to the lien hereof, and upon request exhibit satisfactory evidence of the discharge of such lien to Beneficiary (subject to Grantor’s right to contest liens as permitted herein;

(e) complete within a reasonable time any Improvements now or at any time in the process of erection upon the Premises;

(f) comply with all requirements of law, municipal ordinances or restrictions and covenants of record with respect to the Premises and the use thereof;

(g) obtain and maintain in full force and effect, and abide by and satisfy the material terms and conditions of, all material permits, licenses, registrations and other authorizations with or granted by any governmental authorities that may be required from time to time with respect to the performance of its obligations under this Deed of Trust;

(h) make no material alterations in the Premises or demolish any portion of the Premises without Beneficiary’s prior written consent, except as required by law or municipal ordinance;

(i) suffer or permit no change in the use or general nature of the occupancy of the Premises, without Beneficiary’s prior written consent;

(j) pay when due all operating costs of the Premises;

(k) not initiate or acquiesce in any zoning reclassification with respect to the Premises, without Beneficiary’s prior written consent;

(l) provide and thereafter maintain adequate parking areas within the Premises as may be required by law, ordinance or regulation (whichever may be greater), together with any sidewalks, aisles, streets, driveways and sidewalk cuts and sufficient paved areas for ingress, egress and right-of-way to and from the adjacent public thoroughfares necessary or desirable for the use thereof; and

(m) comply, and cause the Premises at all times to be operated in compliance with all federal, state, local and municipal environmental, health and safety laws, statutes, ordinances, rules and regulations.

3. Payment of Taxes and Assessments. Grantor will pay when due and before any penalty attaches, all general and special taxes, assessments, water charges, sewer charges, and other fees, taxes, charges and assessments of every kind and nature whatsoever (all herein generally called “Taxes”), whether or not assessed against Grantor, if applicable to the Premises or any interest therein, or the Indebtedness, or any obligation or agreement secured hereby, subject to Grantor’s right to contest the same, as provided by the terms hereof; and Grantor will, upon written request, furnish to Beneficiary duplicate receipts therefor within ten (10) days after Beneficiary’s request.

4. Tax Deposits. At Beneficiary’s option, Grantor shall deposit with Beneficiary, on the first day of each month until the Indebtedness is fully paid, a sum equal to one-twelfth (1/12th) of 105% of the most recent ascertainable annual Taxes on the Premises. If requested by Beneficiary, Grantor shall also deposit into a deposit account (such account, the “Tax Reserve Account”) with a United States depository institution approved by Beneficiary and subject to the exclusive control of Beneficiary an amount of money which, together with the aggregate of the monthly deposits to be made pursuant to the preceding sentence as of one month prior to the date on which the next installment of annual Taxes for the current calendar year become due, shall be sufficient to pay in full such installment of annual Taxes, as estimated by Beneficiary. Such deposits are to be held without any allowance of interest and are to be used for the payment of Taxes next due and payable when they become due. So long as no Event of Default shall exist, Beneficiary shall, at its option, use the funds in the Tax Reserve Account to pay such Taxes when the same become due and payable (upon submission of appropriate bills therefor by Grantor) or shall release sufficient funds to Grantor for the payment thereof. If the funds so deposited are insufficient to pay any such Taxes for any year (or installments thereof, as applicable) when the same shall become due and payable, Grantor shall, within ten (10) days after receipt of written demand therefor, deposit additional funds into the Tax Reserve Account as may be necessary to pay such Taxes in full. If the funds so deposited exceed the amount required to pay such Taxes for any year, the excess shall be applied toward subsequent deposits. Said deposits need not be kept separate and apart from any other funds of Beneficiary. Beneficiary, in making any payment hereby authorized relating to Taxes, may do so according to any bill, statement or estimate procured from the appropriate public office without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof.

5. Beneficiary’s Interest In and Use of Deposits. Upon an Event of Default, Beneficiary may, at its option, apply any monies at the time on deposit pursuant to Section 4 hereof to cure an Event of Default or to pay any of the Indebtedness in such order and manner as Beneficiary may elect. If such deposits are used to cure an Event of Default or pay any of the Indebtedness, Grantor shall immediately, upon demand by Beneficiary, deposit with Beneficiary an amount equal to the amount expended by Grantor from the deposits. When the Indebtedness has been fully paid, any remaining deposits shall be returned to Grantor. Such deposits are hereby pledged as additional security for the Indebtedness and shall not be subject to the direction or control of Grantor. Beneficiary shall not be liable for any failure to apply to the payment of Taxes any amount so deposited unless Grantor, prior to an Event of Default, shall have requested Beneficiary in writing to make application of such funds to the payment of such amounts, accompanied by the bills for such Taxes. Beneficiary shall not be liable for any act or omission taken in good faith or pursuant to the instruction of any party.

6. Insurance.

(a) Grantor shall at all times keep all buildings, improvements, fixtures and articles of personal property now or hereafter situated on the Premises insured against loss or damage by fire and such other hazards as may reasonably be required by Beneficiary, in accordance with the terms, coverage, and provisions described in the Loan Agreement, which is incorporated by reference and made a part hereof, and such other insurance as Beneficiary may from time to time reasonably require. Grantor assigns to Beneficiary all proceeds of any and all insurance policies insuring against loss or damage to the Premises, subject to the terms of the Loan Agreement. Grantor authorizes Beneficiary to collect and receive such proceeds and authorizes and directs the issuer of each such insurance policy to make payment for all such losses directly to Beneficiary, instead of to Grantor and Beneficiary jointly, subject to the terms of the Loan Agreement.

(b) The following notice is given to comply with § 427.120 of the Revised Statutes of Missouri:

Unless Grantor provides Beneficiary evidence of the insurance coverage required hereunder, Beneficiary may purchase insurance at Grantor’s expense to cover Beneficiary’s interest in the Premises. The insurance may, but need not, protect Grantor’s interest. The coverage that Beneficiary purchases may not pay any claim that Grantor makes or any claim that is made against Grantor in connection with the Premises. Grantor may later cancel any insurance purchased by Beneficiary, but only after providing Beneficiary with evidence that Grantor has obtained insurance as required by this Deed of Trust and the Loan Agreement. If Beneficiary purchases insurance for the Premises, Grantor will be responsible for the costs of such insurance, including, without limitation, the insurance premium, interest and any other charges which Beneficiary may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Indebtedness. The cost of the insurance may be more than the cost of insurance Grantor may be able to obtain on its own.

7. Condemnation. If all or any part of the Premises are damaged, taken or acquired, either temporarily or permanently, in any condemnation proceeding, or by exercise of the right of eminent domain, the amount of any award or other payment for such taking or damages made in consideration thereof to Grantor, to the extent of the full amount of the remaining unpaid Indebtedness, is hereby assigned to Beneficiary, who is empowered to collect and receive the same and to give proper receipts therefor in the name of Grantor and the same shall be paid forthwith to Beneficiary. Such award or monies shall be applied on account of the Indebtedness, irrespective of whether such Indebtedness is then due and payable and, at any time from and after the taking Beneficiary may declare the whole of the balance of the Indebtedness plus any prepayment premium to be due and payable. Notwithstanding the provisions of this Section to the contrary, if any condemnation or taking of less than the entire Premises occurs and provided that no Event of Default and no event or circumstance which with the passage of time, the giving of notice or both would constitute an Event of Default then exists, and if such partial condemnation, in the reasonable discretion of Beneficiary, has no material adverse effect on the operation or value of the Premises, then the award or payment for such taking or consideration for damages resulting therefrom may be collected and received by Grantor, and Beneficiary hereby agrees that in such event it shall not declare the Indebtedness to be due and payable, if it is not otherwise then due and payable.

8. Stamp Tax. If, by the laws of the United States of America, or of any state or political subdivision having jurisdiction over Grantor, any tax is due or becomes due in respect of the execution and delivery of this Deed of Trust, the Note, or any of the other Loan Documents, Grantor shall pay such tax in the manner required by any such law. Grantor further agrees to reimburse Beneficiary for any sums which Beneficiary may expend by reason of the imposition of any such tax. Notwithstanding the foregoing, Grantor shall not be required to pay any income or franchise taxes of Beneficiary.

9. Assignment of Leases and Rents and Collections.

(a) All of Grantor’s interest in and rights under the Leases now existing or hereafter entered into, and all of the Rents, whether now due, past due, or to become due, and including all prepaid rents and security deposits, and all other amounts due with respect to any of the other collateral, are hereby absolutely, presently and unconditionally assigned and conveyed to Beneficiary to be applied by Beneficiary in payment of all Indebtedness and all other sums payable under this Deed of Trust. THIS IS AN ABSOLUTE ASSIGNMENT, NOT AN ASSIGNMENT FOR SECURITY ONLY. If an Event of Default has occurred, Beneficiary shall have the right, which it may choose to exercise in its sole discretion, to terminate such license without notice to or demand upon Grantor, and without regard to the adequacy of the security for its security hereunder. It is understood and agreed that neither the foregoing assignment to Beneficiary nor the exercise by Beneficiary of any of its rights or remedies under Section 16 hereof or otherwise shall be deemed to make Beneficiary a “mortgagee-in-possession” or otherwise responsible or liable in any manner with respect to the collateral or the use, occupancy, enjoyment or any portion thereof, unless and until Beneficiary, in person or by agent, assumes actual possession thereof. Nor shall appointment of a receiver for the collateral by any court at the request of Beneficiary or by agreement with Grantor, or the entering into possession of any part of the collateral by such receiver, be deemed to make Beneficiary a mortgagee-in-possession or otherwise responsible or liable in any manner with respect to the collateral or the use, occupancy, enjoyment or operation of all or any portion thereof. Upon the occurrence of any Event of Default, this shall constitute a direction to and full authority to each lessee under any Leases, each guarantor of any of the Leases and any other Person (as defined in the Loan Agreement) obligated under any of the collateral to pay all Rents and other amounts to Beneficiary without proof of the Event of Default relied upon. Grantor hereby irrevocably authorizes each such Person to rely upon and comply with any notice or demand by Beneficiary for the payment to Beneficiary of any Rents and other amounts due or to become due.

(b) Grantor shall apply the Rents and other amounts to the payment of all necessary and reasonable operating costs and expenses of the collateral, debt service on the Indebtedness and otherwise in compliance with the provisions of this Deed of Trust.

(c) Grantor shall at all times fully perform the obligations of the lessor under all Leases. Grantor shall at any time or from time to time, upon request of Beneficiary, transfer and assign to Beneficiary in such form as may be satisfactory to Beneficiary, Grantor’s interest in the Leases, subject to and upon the condition, however, that prior to the occurrence of any Event of Default hereunder, Grantor shall have a license to collect and receive all Rents under such Leases upon accrual, but not prior thereto, as set forth in Section 9(a) above.

(d) Beneficiary shall have the right to assign all or any part of Beneficiary’s right, title, and interest in any Leases to any subsequent holder of this Deed of Trust or any participating interest in any of the Indebtedness or to any Person acquiring title to all or any part of the collateral through foreclosure or otherwise. Any subsequent assignee shall have all the rights and powers herein provided to Beneficiary. Upon the occurrence of any Event of Default, Beneficiary shall have the right to execute new leases of any part of the collateral, including leases that extend beyond the term of this Deed of Trust. Beneficiary shall have the authority, as Grantor’s attorney-in-fact, such authority being coupled with an interest and irrevocable, to sign the name of Grantor and to bind Grantor on all papers and documents relating to the operation, leasing and maintenance of the collateral.

(e) Trustee hereby lets the Premises to Grantor until a sale therefor is held under the provisions hereof, or until an Event of Default shall occur, upon the following terms and conditions, to wit: Grantor and all individuals or entities claiming or possessing any of the Premises by, through, or under Grantor shall pay rent therefor during said term at the rate of one cent per month, payable monthly upon demand, and shall surrender immediate peaceable possession of the Premises (and any and every part thereof) sold under the provisions of this Deed of Trust to the purchaser thereof under such sale, without notice or demand therefor, and shall and will at once, without notice, surrender up possession of the Premises and every part thereof in the event Beneficiary shall take charge and enter as hereinbefore provided.

10. Effect of Extensions of Time and Other Changes. If the payment of the Indebtedness or any part thereof is extended or varied, if any part of any security for the payment of the Indebtedness is released, if the rate of interest charged under the Note is changed or if the time for payment thereof is extended or varied, all persons now or at any time hereafter liable therefor, or interested in the Premises or having an interest in Grantor, shall be held to assent to such extension, variation, release or change and their liability and the lien and all of the provisions hereof shall continue in full force, any right of recourse against all such persons being expressly reserved by Beneficiary, notwithstanding such extension, variation, release or change.

11. Effect of Changes in Laws Regarding Taxation. If any law is enacted after the date hereof requiring (a) the deduction of any lien on the Premises from the value thereof for the purpose of taxation; (b) the imposition upon Beneficiary of the payment of the whole or any part of the Taxes, charges or liens herein required to be paid by Grantor; or (c) a change in the method of taxation of mortgages or debts secured by mortgages or Beneficiary’s interest in the Premises, or the manner of collection of taxes, so as to affect this Deed of Trust or the Indebtedness or the holders thereof, then Grantor, upon demand by Beneficiary, shall pay such Taxes or charges, or reimburse Beneficiary therefor; provided, however, that Grantor shall not be deemed to be required to pay any income or franchise taxes of Beneficiary. Notwithstanding the foregoing, if in the opinion of counsel for Beneficiary it is or may be unlawful to require Grantor to make such payment or the making of such payment might result in the imposition of interest beyond the maximum amount permitted by law, then Beneficiary may declare all of the Indebtedness to be immediately due and payable.

12. Beneficiary’s Performance of Defaulted Acts and Expenses Incurred by Beneficiary. If an Event of Default has occurred, Beneficiary may, but need not, make any payment or perform any act herein required of Grantor in any form and manner deemed expedient by Beneficiary, and may, but need not, make full or partial payments of principal or interest on prior encumbrances, if any, and purchase, discharge, compromise or settle any tax lien or other prior lien or title or claim thereof, or redeem from any tax sale or forfeiture affecting the Premises or consent to any tax or assessment or cure any default of Grantor in any lease of the Premises. All monies paid for any of the purposes herein authorized and all expenses paid or incurred in connection therewith, including reasonable attorneys’ fees, and any other monies advanced by Beneficiary in regard to any tax referred to in Section 8 above or to protect the Premises or the lien hereof, shall be so much additional Indebtedness, and shall become immediately due and payable by Grantor to Beneficiary, upon demand, and with interest thereon accruing from the date of such demand until paid at the rate then in effect under the Loan Agreement in regard to the Loan plus 1.3% per month (such rate, the “Default Rate”), in addition to any other interest accruing on such amount, as provided under this Deed of Trust and the other Loan Documents, all limited by the maximum rate permitted by law then in effect. In addition to the foregoing, any costs, expenses and fees, including reasonable attorneys’ fees, incurred by Beneficiary in connection with (a) sustaining the lien of this Deed of Trust or its priority, (b) protecting or enforcing any of Beneficiary’s rights hereunder, (c) recovering any Indebtedness, (d) any litigation or proceedings affecting the Note, this Deed of Trust, any of the other Loan Documents or the Premises, including without limitation, bankruptcy and probate proceedings, and (e) preparing for the commencement, defense or participation in any threatened litigation or proceedings affecting the Note, this Deed of Trust, any of the other Loan Documents or the Premises, shall be so much additional Indebtedness, and shall become immediately due and payable by Grantor to Beneficiary, upon demand, and with interest thereon accruing from the date of such demand until paid at the Default Rate, in addition to any other interest accruing on such amount, as provided under this Deed of Trust and the other Loan Documents, all limited by the maximum rate permitted by law then in effect. The interest accruing under this Section 12 shall be immediately due and payable by Grantor to Beneficiary, and shall be additional Indebtedness evidenced by the Note and secured by this Deed of Trust. Beneficiary’s failure to act shall never be considered as a waiver of any right accruing to Beneficiary on account of any Event of Default. Should any amount paid out or advanced by Beneficiary hereunder, or pursuant to any agreement executed by any of the Borrowers or any of the other Obligors in connection with the Loan, be used directly or indirectly to pay off, discharge or satisfy, in whole or in part, any lien or encumbrance upon the Premises or any part thereof, then Beneficiary shall be subrogated to any and all rights, equal or superior titles, liens and equities, owned or claimed by any owner or holder of said outstanding liens, charges and indebtedness, regardless of whether said liens, charges and indebtedness are acquired by assignment or have been released of record by the holder thereof upon payment.

13. Security Agreement. Grantor and Beneficiary agree that this Deed of Trust shall constitute a Security Agreement within the meaning of the Code with respect to (a) all sums at any time on deposit for the benefit of Grantor or held by the Beneficiary (whether deposited by or on behalf of Grantor or anyone else) pursuant to any of the provisions of this Deed of Trust or the other Loan Documents, and (b) with respect to any personal property included in the granting clauses of this Deed of Trust, which personal property may not be deemed to be affixed to the Premises or may not constitute a “fixture” (within the meaning of the Code) (which property is hereinafter referred to as “Personal Property”), and all replacements of, substitutions for, additions to, and the proceeds thereof, and the “supporting obligations” (as defined in the Code) (all of said Personal Property and the replacements, substitutions and additions thereto and the proceeds thereof being sometimes hereinafter collectively referred to as “Collateral”), and that a security interest in and to the Collateral is hereby granted to the Beneficiary, and the Collateral and all of Grantor’s right, title and interest therein are hereby assigned to Beneficiary, all to secure payment of the Indebtedness. This Deed of Trust is intended to be a financing statement within the purview of the Code with respect to the Collateral and the goods described herein, which goods are or may become fixtures relating to the Premises. The addresses of Grantor (Debtor) and Beneficiary (Secured Party) are set forth below. This Deed of Trust is to be filed for recording with the Recorder of Deeds of the county or counties where the Premises are located. To the extent permitted by applicable law, the security interest created hereby is specifically intended to cover all Leases between Grantor or its agents as lessor, and various tenants named therein, as lessee, including all extended terms and all extensions and renewals of the terms thereof, as well as any amendments to or replacement of said Leases, together with all of the right, title and interest of Grantor, as lessor thereunder.

14. Restrictions on Transfer.

(a) Grantor, without the prior written consent of Beneficiary, shall not effect, suffer or permit any conveyance, sale, assignment, transfer, lien, pledge, mortgage, security interest or other encumbrance or alienation (or any agreement to do any of the foregoing) of the Premises, or any part thereof (a “Prohibited Transfer”), except as may be provided in the Loan Documents.

(b) In determining whether or not to make the Loan, Beneficiary evaluated the background and experience of Grantor, its members, its manager, and its officers in owning and operating property such as the Premises, found it acceptable and relied and continues to rely upon same as the means of maintaining the value of the Premises which is Beneficiary’s security for the Note. Grantor, its members, its manager, and its officers are well experienced in borrowing money and owning and operating property such as the Premises, were ably represented by a licensed attorney at law in the negotiation and documentation of the Loan and bargained at arm’s length and without duress of any kind for all of the terms and conditions of the Loan, including this provision. Grantor recognizes that Beneficiary is entitled to keep its loan portfolio at current interest rates by making new loans at such rates or collecting assumption fees and/or increasing the interest rate on a loan, the security for which is purchased by a party other than the original Grantor. Grantor further recognizes that any secondary junior financing placed upon the Premises (i) may divert funds which would otherwise be used to pay the Note; (ii) could result in acceleration and foreclosure by any such junior encumbrancer which would force Beneficiary to take measures and incur expenses to protect its security; (iii) would detract from the value of the Premises should Beneficiary come into possession thereof with the intention of selling same; and (iv) would impair Beneficiary’s right to accept a deed in lieu of foreclosure, as a foreclosure by Beneficiary would be necessary to clear the title to the Premises. In accordance with the foregoing and for the purposes of (A) protecting Beneficiary’s security, both of repayment and of value of the Premises; (B) giving Beneficiary the full benefit of its bargain and contract with Grantor; (C) allowing Beneficiary to raise the interest rate and collect assumption fees; and (D) keeping the Premises free of subordinate financing liens, Grantor agrees that if this Section 14 is deemed a restraint on alienation, that it is a reasonable one.

15. Separate Entity. Grantor shall not hold or acquire, directly or indirectly, any ownership interest (legal or equitable) in any real or personal property other than the Premises, or become a shareholder of or a member or partner in any entity which acquires any property other than the Premises, until such time as the Indebtedness has been fully repaid. The operating agreement of Grantor shall limit its purpose to the acquisition, operation, management and disposition of the Premises, and such purposes shall not be amended without the prior written consent of Beneficiary. Except as may be otherwise provided in the Loan Agreement, Grantor covenants:

(a) To maintain its assets, accounts, books, records, financial statements, stationery, invoices, and checks separate from and not commingled with any of those of any other Person;

(b) To conduct its own business in its own name, pay its own liabilities out of its own funds, allocate fairly and reasonably any overhead for shared employees and office space, and to maintain an arm’s length relationship with its affiliates;

(c) To hold itself out as a separate entity, correct any known misunderstanding regarding its separate identity, maintain adequate capital in light of its contemplated business operations, and observe all organizational formalities;

(d) Not to guarantee or become obligated for the debts of any other Person (other than the other Borrowers, pursuant to the terms and conditions of the Loan Documents) or hold out its credits as being available to satisfy the obligations of others (other than the other Borrowers, pursuant to the terms and conditions of the Loan Documents), including not acquiring obligations or securities of its manager, members, or officers;

(e) Not to pledge its assets for the benefit of any other Person (other than the other Borrowers, pursuant to the terms and conditions of the Loan Documents) or make any loans or advances to any Person except as may be expressly permitted under the Loan Documents;

(f) Not to enter into any contract or agreement with any party which is directly or indirectly controlling, controlled by or under common control with Grantor (an “Affiliate”), except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any Affiliate;

(g) Not to seek, and to prevent any constituent party of Grantor from seeking, the dissolution or winding up, in whole or in part, of Grantor;

(h) Not to merge with or be consolidated into any other entity;

(i) To maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any constituent party of Grantor, Affiliate, any Guarantor, or any other Person; provided, however, that such assets may be deposited into the Lockbox Account (as defined in the Loan Agreement); and

(j) To have no debts or obligations other than normal accounts payable in the ordinary course of business, this Deed of Trust, and the Loan.

16. Events of Default; Acceleration. Each of the following shall constitute an “Event of Default” for purposes of this Deed of Trust:

(a) The occurrence of an event of default (however defined) under any of the Loan Documents;

(b) Grantor fails to pay any amount payable to Beneficiary under this Deed of Trust within three (3) Business Days after the date when any such payment is due in accordance with the terms hereof;

(c) Grantor fails to perform or cause to be performed any other obligation or observe any other condition, covenant, term, agreement or provision required to be performed or observed by Grantor under this Deed of Trust; provided, however, that if such failure by its nature can be cured, then so long as the continued operation and safety of the Premises, and the priority, validity and enforceability of the liens created by the Deed of Trust or any of the other Loan Documents and the value of the Premises are not impaired, threatened or jeopardized, then Grantor shall have a period (the “Cure Period”) of thirty (30) days after the Grantor receives notice or knowledge from any source of such failure to cure the same and an Event of Default under this subsection (c) shall not be deemed to exist during the Cure Period;

(d) the existence of any inaccuracy or untruth in any material respect in any certification, representation, or warranty contained in this Deed of Trust or any of the other Loan Documents or of any statement or certification as to facts delivered to Beneficiary by Grantor or any other Obligor;

(e) the occurrence of a Prohibited Transfer.

If an Event of Default occurs, Beneficiary may, at its option, declare the whole of the Indebtedness to be immediately due and payable without further notice to Grantor, with interest thereon accruing from the date of such Event of Default until paid at the Default Rate, in addition to any other interest accruing on such amount, as provided under this Deed of Trust and the other Loan Documents, all limited by the maximum rate permitted by law then in effect.

If any notice of default and election to sell under this Deed of Trust is cancelled, that event alone shall not cure or waive any breach, Event of Default or notice of default under this Deed of Trust or invalidate any act performed pursuant to any such default or notice; or nullify the effect of any notice of default or sale (unless all Obligations then due have been paid and performed); or impair the security of this Deed of Trust; or prejudice Beneficiary, Trustee or any receiver in the exercise of any right or remedy afforded any of them under this Deed of Trust; or be construed as an affirmation by Beneficiary of any tenancy, lease or option, or a subordination of the lien of this Deed of Trust.

17. Certain Remedies. At any time after the occurrence of an Event of Default, Beneficiary and Trustee shall be entitled to invoke any and all of the rights and remedies described below, as well as any other rights and remedies authorized by law. All of such rights and remedies shall be cumulative, and the exercise of any one or more of them shall not constitute an election of remedies.

(a) Beneficiary may declare any or all of the Obligations to be due and payable immediately.

(b) Beneficiary may apply to any court of competent jurisdiction for, and obtain appointment of, a receiver for the Premises.

(c) Beneficiary, in person, by agent or by court-appointed receiver, may enter, take possession of, manage and operate all or any part of the Premises, and in its own name or in the name of Grantor sue for or otherwise collect any and all Rents, including those that are past due, and may also do any and all other things in connection with those actions that Beneficiary may in its sole discretion consider necessary and appropriate to protect the security of this Deed of Trust. Such other things may include: entering into, enforcing, modifying, or canceling leases on such terms and conditions as Beneficiary may consider proper; obtaining and evicting tenants; fixing or modifying Rents; completing any unfinished construction; contracting for and making repairs and alterations; performing such acts of cultivation or irrigation as necessary to conserve the value of the Premises; and preparing for harvest, harvesting and selling any crops that may be growing on the property. Grantor hereby irrevocably constitutes and appoints Beneficiary as its attorney-in-fact to perform such acts and execute such documents as Beneficiary in its sole discretion may consider to be appropriate in connection with taking these measures, including endorsement of Grantor’s name on any instruments. Grantor agrees to deliver to Beneficiary all books and records pertaining to the Premises, including computer-readable memory and any computer hardware or software necessary to access or process such memory, as may reasonably be requested by Beneficiary in order to enable Beneficiary to exercise its rights under this Section.

(d) Either Beneficiary or Trustee may cure any breach or default of Grantor, and if it chooses to do so in connection with any such cure, Beneficiary or Trustee may also enter the Premises and/or do any and all other things which it may in its sole discretion consider necessary and appropriate to protect the security of this Deed of Trust. Such other things may include: appearing in and/or defending any action or proceeding which purports to affect the security of, or the rights or powers of Beneficiary or Trustee under, this Deed of Trust; paying, purchasing, contesting or compromising any encumbrance, charge, lien or claim of lien which in Beneficiary’s or Trustee’s sole judgment is or may be senior in priority to this Deed of Trust, such judgment of Beneficiary or Trustee to be conclusive as among the parties to this Deed of Trust; obtaining insurance and/or paying any premiums or charges for insurance required to be carried under this Deed of Trust; otherwise caring for and protecting any and all of the Premises; and/or employing counsel, accountants, contractors and other appropriate persons to assist Beneficiary or Trustee. Beneficiary and Trustee may take any of the actions permitted hereunder either with or without giving notice to any person.

(e) Beneficiary may bring an action in any court of competent jurisdiction to foreclose this instrument or to obtain specific enforcement of any of the covenants or agreements of this Deed of Trust.

(f) Beneficiary may cause the Premises which consists solely of real property to be sold by Trustee as permitted by applicable law. Before any such trustee’s sale, Beneficiary or Trustee shall give such notice of default and/or sale as may then be required by law. When all time periods then legally mandated have expired, and after such notice of sale as may then be legally required has been given, Trustee shall sell the Premises, either as a whole or in separate parcels, and in such order as Trustee may determine, at a public auction to be held at the time and place specified in the notice of sale. Neither Trustee nor Beneficiary shall have any obligation to make demand on Grantor before any trustee’s sale. From time to time in accordance with then applicable law, Trustee may, and in any event at Beneficiary’s request shall, postpone any trustee’s sale by public announcement at the time and place noticed for that sale. At any trustee’s sale, Trustee shall sell to the highest bidder at public auction for cash in lawful money of the United States, or such other form of payment satisfactory to Trustee. Any person, including Grantor, Trustee or Beneficiary, may purchase at the trustee’s sale to the extent permitted by then applicable law. Beneficiary shall have the benefit of any law permitting credit bids. Trustee shall execute and deliver to the purchaser(s) a deed or deeds conveying the property being sold without any covenant or warranty whatsoever, express or implied. The recitals in any such deed of any matters or facts, including any facts bearing upon the regularity or validity of any trustee’s sale, shall be conclusive proof of their truthfulness. Any such deed shall be conclusive against all persons as to the facts recited in it.

(g) Beneficiary may proceed under the Uniform Commercial Code as to all or any part of the Personal Property, and in conjunction therewith may exercise all of the rights, remedies and powers of a secured creditor under the Uniform Commercial Code. When all time periods then legally mandated have expired, and after such notice of sale as may then be legally required has been given, Trustee may sell the Personal Property at a public sale to be held at the time and place specified in the notice of sale. It shall be deemed commercially reasonable for the Trustee to dispose of the Personalty without giving any warranties as to the Personalty and specifically disclaiming all disposition warranties. Alternatively, Beneficiary may choose to dispose of some or all of the Property, in any combination consisting of both personal property and real property, in one sale to be held in accordance with the law and procedures applicable to real property, as permitted by Article 9 of the Uniform Commercial Code. Grantor agrees that such a sale of personal property together with real property constitutes a commercially reasonable sale of the personal property.

A sale of less than the whole of the Premises or any defective or irregular sale made hereunder shall not exhaust the power of sale herein granted, but subsequent sales hereunder may be made by the Trustee as long as and as often as the Obligations remain unpaid and any of the Premises remains unsold, or any defect or irregularity in sale exists. The Trustee shall have the power successively to adjourn the sale for good cause by announcement at the time and place advertised for the sale (or to which it was last adjourned) and any such adjourned sale may be made under the advertisement and notices given for the original time and place fixed for sale. No single sale or series of sales by the Trustee or by any substitute or successor the Trustee under this Deed of Trust, and no judicial foreclosure shall exhaust the power of sale under this Deed of Trust except with respect to the items of property sold, but such lien and power shall exist for so long as, and may be exercised in any manner by law or in this Deed of Trust provided as often as the circumstances require to give Beneficiary full relief hereunder. Beneficiary or any assignee of the Beneficiary shall have the right to bid at and become purchaser at any foreclosure sale, applying against the purchase price all or any part of the Obligations then due and owing hereunder or under the Note or any of the other Loan Documents. Upon the occurrence of an Event of Default, Beneficiary may at its sole discretion, to the extent permitted by law, institute an action of judicial foreclosure, or take such other action as the law may allow, at law or in equity, for the enforcement thereof and realization on the Premises or any other security which is herein or elsewhere provided for, and proceed thereon to final judgment and execution thereon for the entire unpaid balance of the Obligations at the rate stipulated herein or in the Note, as the case may be, to the date of default and thereafter at the Default Rate, in addition to any other interest accruing on such amount, as provided under this Deed of Trust and the other Loan Documents, all limited by the maximum rate permitted by law then in effect, together with all other sums secured by this Deed of Trust, all costs of suit, and interest at the Default Rate, in addition to any other interest accruing on such amount, as provided under this Deed of Trust and the other Loan Documents, all limited by the maximum rate permitted by law then in effect, on any judgment obtained by the Trustee from and after the date of any judicial sale of the Premises (which may be sold in one parcel or in such parcels, manner or order as the Trustee shall elect) until actual payment is made to Beneficiary on the full amount due Beneficiary, without further stay, any law, usage or custom to the contrary notwithstanding. Failure to join or to provide notice to tenants as defendants in any foreclosure action or suit shall not constitute a defense to such foreclosure.

18. Foreclosure; Expense of Litigation.

(a) In the event of a foreclosure sale, Beneficiary is hereby authorized, without the consent of Grantor or any other Person, to assign any and all insurance policies to the purchaser at such sale or to take such other steps as Beneficiary may deem advisable to cause the interest of such purchaser to be protected by any of such insurance policies.

(b) In any suit to foreclose the lien hereof, there shall be allowed and included as additional indebtedness in the decree for sale all expenditures and expenses which may be paid or incurred by or on behalf of Trustee or Beneficiary for reasonable attorneys’ fees, appraisers’ fees, outlays for documentary and expert evidence, stenographers’ charges, publication costs, and costs (which may be estimated as to items to be expended after entry of the decree) of procuring all such abstracts of title, title searches and examinations, title insurance policies, and similar data and assurances with respect to the title as Beneficiary may deem reasonably necessary either to prosecute such suit or to evidence to bidders at any sale which may be had pursuant to such decree the true condition of the title to or the value of the Premises. All expenditures and expenses of the nature mentioned in this Section and such other expenses and fees as may be incurred in the enforcement of Grantor’s obligations hereunder, the protection of said Premises and the maintenance of the lien of this Deed of Trust, including the reasonable fees of any attorney employed by Beneficiary in any litigation or proceeding affecting this Deed of Trust, the Note, or the Premises, including probate and bankruptcy proceedings, or in preparations for the commencement or defense of any proceeding or threatened suit or proceeding shall be immediately due and payable by Grantor, with interest thereon until paid at the Default Rate, in addition to any other interest accruing on such amount, as provided under this Deed of Trust and the other Loan Documents, all limited by the maximum rate permitted by law then in effect, and shall be secured by this Deed of Trust.

19. Application of Proceeds of Foreclosure Sale. The proceeds of any foreclosure sale of the Premises shall be distributed and applied in the following order, or such other order as Beneficiary may direct in its sole and absolute discretion:

(a) Costs and expenses of executing the trust created and evidenced hereby, including the usual and reasonable compensation to the Trustee, its agents and attorneys for all services rendered in connection with the trust estate and the sale thereof;

(b) All monies which may have been expended under the terms of this Deed of Trust by Beneficiary and not evidenced by any note;

(c) The unpaid principal of the Note and any extensions or renewals thereof;

(d) Any past due and accrued, unpaid interest on the Note or any extensions or renewals thereof and upon any moneys so expended;

(e) All other Indebtedness secured by this Deed of Trust; and

(f) The remainder of such proceeds of sale, if any, after the satisfaction in full of all expenses and indebtedness hereby secured to Grantor or to those lawfully entitled to receive any such remainder.

20. Appointment of Receiver. Upon or at any time after the filing of a complaint to foreclose this Deed of Trust, the court in which such complaint is filed shall, upon petition by Beneficiary, appoint a receiver for the Premises. Such appointment may be made either before or after sale, without notice, without regard to the solvency or insolvency of Grantor at the time of application for such receiver and without regard to the value of the Premises or whether the same shall be then occupied as a homestead or not and Beneficiary hereunder or any other holder of the Note may be appointed as such receiver. Such receiver shall have power to collect the rents, issues and profits of the Premises (a) during the pendency of such foreclosure suit, (b) in case of a sale and a deficiency, during the full statutory period of redemption, whether there be redemption or not, and (c) during any further times when Grantor, but for the intervention of such receiver, would be entitled to collect such rents, issues and profits. Such receiver also shall have all other powers and rights that may be necessary or are usual in such cases for the protection, possession, control, management and operation of the Premises during said period, including, to the extent permitted by law, the right to lease all or any portion of the Premises for a term that extends beyond the time of such receiver’s possession without obtaining prior court approval of such lease. The court from time to time may authorize the application of the net income received by the receiver in payment of (i) the Indebtedness, or by any decree foreclosing this Deed of Trust, or any tax, special assessment or other lien which may be or become superior to the lien hereof or of such decree, provided such application is made prior to foreclosure sale, and (ii) any deficiency upon a sale and deficiency.

21. Beneficiary’s Right of Possession in Case of Default. At any time after an Event of Default has occurred, Grantor shall, upon demand of Beneficiary, surrender to Beneficiary possession of the Premises. Beneficiary, in its discretion, may, with process of law, enter upon and take and maintain possession of all or any part of the Premises, together with all documents, books, records, papers and accounts relating thereto, and may exclude Grantor and its employees, agents or servants therefrom, and Beneficiary may then hold, operate, manage and control the Premises, either personally or by its agents. Beneficiary shall have full power to use such measures, legal or equitable, as in its discretion may be deemed proper or necessary to enforce the payment or security of the avails, rents, issues, and profits of the Premises, including actions for the recovery of rent, actions in forcible detainer and actions in distress for rent. Without limiting the generality of the foregoing, Beneficiary shall have full power to:

(a) cancel or terminate any lease or sublease for any cause or on any ground which would entitle Grantor to cancel the same;

(b) elect to disaffirm any lease or sublease which is then subordinate to the lien hereof;

(c) extend or modify any then existing leases and to enter into new leases, which extensions, modifications and leases may provide for terms to expire, or for options to lessees to extend or renew terms to expire, beyond the Maturity Date (as defined in the Loan Agreement) and beyond the date of the issuance of a deed or deeds to a purchaser or purchasers at a foreclosure sale, it being understood and agreed that any such leases, and the options or other such provisions to be contained therein, shall be binding upon Grantor and all persons whose interests in the Premises are subject to the lien hereof and upon the purchaser or purchasers at any foreclosure sale, notwithstanding any redemption from sale, discharge of the Indebtedness, satisfaction of any foreclosure judgment, or issuance of any certificate of sale or deed to any purchaser;

(d) make any repairs, renewals, replacements, alterations, additions, betterments and improvements to the Premises as Beneficiary deems are necessary;

(e) insure and reinsure the Premises and all risks incidental to Beneficiary’s possession, operation and management thereof; and

(f) receive all of such avails, rents, issues and profits.

22. Application of Income Received by Beneficiary. Beneficiary, in the exercise of the rights and powers herein conferred upon it, shall have full power to use and apply the avails, rents, issues and profits of the Premises to the payment of or on account of the following, in such order as Beneficiary may determine:

(a) to the payment of the operating expenses of the Premises, including cost of management and leasing thereof (which shall include compensation to Beneficiary and its agent or agents, if management be delegated to an agent or agents, and shall also include lease commissions and other compensation and expenses of seeking and procuring tenants and entering into leases), established claims for damages, if any, and premiums on insurance hereinabove authorized;

(b) to the payment of taxes and special assessments now due or which may hereafter become due on the Premises; and

(c) to the payment of any Indebtedness, including any deficiency which may result from any foreclosure sale.

23. Compliance with Applicable Law.

(a) If any provision in this Deed of Trust shall be inconsistent with provisions of any applicable foreclosure law in effect in the state of Missouri (the “Foreclosure Law”), provisions of such statutes shall take precedence over the provisions of this Deed of Trust, but shall not invalidate or render unenforceable any other provision of this Deed of Trust that can be construed in a manner consistent with the Foreclosure Law.

(b) If any provision of this Deed of Trust shall grant to Beneficiary (including Beneficiary acting as a mortgagee-in-possession) or a receiver appointed pursuant to the provisions this Deed of Trust any powers, rights or remedies prior to, upon or following the occurrence of an Event of Default which are more limited than the powers, rights or remedies that would otherwise be vested in Beneficiary or in such receiver under the Foreclosure Law in the absence of said provision, Beneficiary and such receiver shall be vested with the powers, rights and remedies granted under the Foreclosure Law to the full extent permitted by law.

(c) Without limiting the generality of the foregoing, all expenses incurred by Beneficiary for attorneys’ fees or any and all expenses related to carrying out any foreclosure action, whether incurred before or after any decree or judgment of foreclosure, and whether or not enumerated in this Deed of Trust, shall be added to the Indebtedness and/or by the judgment of foreclosure.

24. Rights Cumulative. Each right, power and remedy herein conferred upon Beneficiary is cumulative and in addition to every other right, power or remedy, express or implied, given now or hereafter existing under any of the Loan Documents or at law or in equity, and each and every right, power and remedy herein set forth or otherwise so existing may be exercised from time to time as often and in such order as may be deemed expedient by Beneficiary, and the exercise or the beginning of the exercise of one right, power or remedy shall not be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy, and no delay or omission of Beneficiary in the exercise of any right, power or remedy accruing hereunder or arising otherwise shall impair any such right, power or remedy, or be construed to be a waiver of any Event of Default or acquiescence therein.

25. Beneficiary’s Right of Inspection. Beneficiary and its representatives shall have the right to inspect the Premises and the books and records with respect thereto at all reasonable times upon advance notice to Grantor, and access thereto, subject to the rights of tenants in possession, shall be permitted for that purpose.

26. Reconveyance. When all of the Indebtedness has been paid in full and no further commitment to extend credit continues, Trustee shall reconvey the Premises, or so much of it as is then held under this Deed of Trust, without warranty to the person or persons legally entitled to it. In the reconveyance, the grantee may be described as “the person or persons legally entitled thereto,” and the recitals of any matters or facts shall be conclusive proof of their truthfulness. Neither Beneficiary nor Trustee shall have any duty to determine the rights of persons claiming to be rightful grantees of any reconveyance.

27. Notices. Except as otherwise provided herein, the Grantor waives all notices and demands in connection with the enforcement of the Beneficiary’s rights hereunder. All notices, requests, demands and other communications provided for hereunder shall be in writing, addressed as follows, and (a) by United States first class mail, postage prepaid, (b) by personal delivery, or (c) by overnight delivery by a nationally recognized courier, sent by certified or registered mail, postage prepaid, by facsimile, telegram or delivered in person:

If to Beneficiary:	Siemens Financial Services, Inc. 170 Wood Avenue South Iselin, New Jersey 08830 Attention:

Facsimile:

with a copy to:	McGuireWoods LLP 77 West Wacker Drive Suite 4100 Chicago, Illinois 60601 Attention: Donald A. Ensing Facsimile: (312) 849-8111
If to Grantor:	G&E HC REIT II Joplin LTACH, LLC 1551 Tustin Avenue, Suite 300 Santa Ana, California 92705 Attention:

Facsimile:

with a copy to:	Arnall Golden Gregory LLP 171 17th Street NW Suite 2100 Atlanta, Georgia 30363 Attention: Steven A. Kaye Facsimile: (404) 873-8169

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this subsection. No notice to or demand on Grantor in any case shall entitle Grantor to any other or further notice or demand in similar or other circumstances. The address provided above for Grantor is also the mailing address of Grantor as debtor under the Code. The address provided above for Beneficiary is the address for Beneficiary as secured party under the Code.

28. Waiver of Rights. Grantor hereby covenants and agrees that it will not at any time insist upon or plead, or in any manner claim or take any advantage of, any stay, exemption or extension law or any so-called “Moratorium Law” now or at any time hereafter in force providing for the valuation or appraisement of the Premises, or any part thereof, prior to any sale or sales thereof to be made pursuant to any provisions herein contained, or to decree, judgment or order of any court of competent jurisdiction; or, after such sale or sales, claim or exercise any rights under any statute now or hereafter in force to redeem the property so sold, or any part thereof, or relating to the marshalling thereof, upon foreclosure sale or other enforcement hereof; and without limiting the foregoing:

(a) Grantor hereby wholly waives, on its own behalf and on behalf of each and every person, the period of redemption and any and all rights of reinstatement and redemption of any of the Premises after sale under this Deed of Trust, or sale upon foreclosure of this Deed of Trust, as provided under any law of the State of Missouri now or hereafter in effect, including, without limitation, any such right described in Section 443.410 Missouri Revised Statutes, as amended, it being the intent hereof that any and all such rights of reinstatement and redemption of Grantor and of all other persons are and shall be deemed to be hereby waived to the full extent permitted by the provisions of Missouri law, or other applicable law or replacement statutes;

(b) Grantor will not invoke or utilize any such law or laws or otherwise hinder, delay or impede the execution of any right, power remedy herein or otherwise granted or delegated to Beneficiary but will suffer and permit the execution of every such right, power and remedy as though no such law or laws had been made or enacted; and

(c) If Grantor is a trustee, Grantor represents that the provisions of this Section (including the waiver of reinstatement and redemption rights) were made at the express direction of Grantor’s beneficiaries and the persons having the power of direction over Grantor, and are made on behalf of the trust estate of Grantor and all beneficiaries of Grantor, as well as all other persons mentioned above.

29. Contests. Notwithstanding anything to the contrary herein contained, Grantor shall have the right to contest by appropriate legal proceedings diligently prosecuted any Taxes imposed or assessed upon the Premises or which may be or become a lien thereon and any mechanics’, materialmen’s or other liens or claims for lien upon the Premises (all herein called “Contested Liens”), and no Contested Liens shall constitute an Event of Default hereunder, if, but only if:

(a) Grantor shall forthwith give notice of any Contested Lien to Beneficiary at the time the same shall be asserted;

(b) Grantor shall either pay under protest or deposit with Beneficiary the full amount (herein called “Lien Amount”) of such Contested Lien, together with such amount as Beneficiary may reasonably estimate as interest or penalties which might arise during the period of contest; provided that in lieu of such payment Grantor may furnish to Beneficiary a bond or title indemnity in such amount and form, and issued by a bond or title insuring company, as may be satisfactory to Beneficiary;

(c) Grantor shall diligently prosecute the contest of any Contested Lien by appropriate legal proceedings having the effect of staying the foreclosure or forfeiture of the Premises, and shall permit Beneficiary to be represented in any such contest and shall pay all expenses incurred, in so doing, including fees and expenses of Beneficiary’s counsel (all of which shall constitute so much additional Indebtedness bearing interest at the Default Rate, in addition to any other interest accruing on such amount, as provided under this Deed of Trust and the other Loan Documents, all limited by the maximum rate permitted by law then in effect, until paid, and payable upon demand);

(d) Grantor shall pay such Contested Lien and all Lien Amounts together with interest and penalties thereon (i) if and to the extent that any such Contested Lien shall be determined adverse to Grantor, or (ii) forthwith upon demand by Beneficiary if, in the opinion of Beneficiary, and notwithstanding any such contest, the Premises shall be in jeopardy or in danger of being forfeited or foreclosed; provided that if Grantor shall fail so to do, Beneficiary may, but shall not be required to, pay all such Contested Liens and Lien Amounts and interest and penalties thereon and such other sums as may be necessary in the judgment of the Beneficiary to obtain the release and discharge of such liens; and any amount expended by Beneficiary in so doing shall be so much additional Indebtedness bearing interest at the Default Rate, in addition to any other interest accruing on such amount, as provided under this Deed of Trust and the other Loan Documents, all limited by the maximum rate permitted by law then in effect, until paid, and payable upon demand; and provided further that Beneficiary may in such case use and apply monies deposited as provided in subsection (b) above and may demand payment upon any bond or title indemnity furnished as aforesaid.

30. Expenses Relating to Note and Deed of Trust.

(a) Grantor will pay all expenses, charges, costs and fees relating to the Loan or necessitated by the terms of the Note, this Deed of Trust or any of the other Loan Documents, including without limitation, Beneficiary’s reasonable attorneys’ fees in connection with the negotiation, documentation, administration, servicing and enforcement of the Note, this Deed of Trust and the other Loan Documents, all filing, registration and recording fees, all other expenses incident to the execution and acknowledgment of this Deed of Trust and all federal, state, county and municipal taxes, and other taxes (provided Grantor shall not be required to pay any income or franchise taxes of Beneficiary), duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Note and this Deed of Trust. Grantor recognizes that, during the term of this Deed of Trust, Beneficiary:

(i) May be involved in court or administrative proceedings, including, without restricting the foregoing, foreclosure, probate, bankruptcy, creditors’ arrangements, insolvency, housing authority and pollution control proceedings of any kind, to which Beneficiary shall be a party by reason of the Loan Documents or in which the Loan Documents or the Premises are involved directly or indirectly;

(ii) May make preparations following the occurrence of an Event of Default hereunder for the commencement of any suit for the foreclosure hereof, which may or may not be actually commenced;

(iii) May make preparations following the occurrence of an Event of Default hereunder for, and do work in connection with, Beneficiary’s taking possession of and managing the Premises, which event may or may not actually occur;

(iv) May make preparations for and commence other private or public actions to remedy an Event of Default hereunder, which other actions may or may not be actually commenced;

(v) May enter into negotiations with Grantor or any of its agents, employees or attorneys in connection with the existence or curing of any Event of Default hereunder, the sale of the Premises, the assumption of liability for any of the Indebtedness or the transfer of the Premises in lieu of foreclosure; and

(vi) May enter into negotiations with Grantor or any of its agents, employees or attorneys pertaining to Beneficiary’s approval of actions taken or proposed to be taken by Grantor which approval is required by the terms of this Deed of Trust.

(b) All expenses, charges, costs and fees described in this Section 30 shall be so much additional Indebtedness, shall bear interest from the date so incurred until paid at the Default Rate, in addition to any other interest accruing on such amount, as provided under this Deed of Trust and the other Loan Documents, all limited by the maximum rate permitted by law then in effect, and shall be paid, together with said interest, by Grantor forthwith upon demand.

31. Statement of Indebtedness. Grantor, within seven (7) days after being so requested by Beneficiary, shall furnish a duly acknowledged written statement setting forth the amount of the debt secured by this Deed of Trust, the date to which interest has been paid and stating either that no offsets or defenses exist against such debt or, if such offsets or defenses are alleged to exist, the nature thereof.

32. Further Instruments. Upon request of Beneficiary, Grantor shall execute, acknowledge and deliver all such additional instruments and further assurances of title and shall do or cause to be done all such further acts and things as may reasonably be necessary fully to effectuate the intent of this Deed of Trust and of the other Loan Documents.

33. Additional Indebtedness Secured. All persons and entities with any interest in the Premises or about to acquire any such interest should be aware that, until the irrevocable payment in full of the Indebtedness, this Deed of Trust secures more than the stated principal amount of the Note and interest thereon; until the irrevocable payment in full thereof or so long as such obligations remain outstanding, as applicable, this Deed of Trust secures the Guaranty Obligations and any and all other amounts which may become due under the Note or any other document or instrument evidencing, securing or otherwise affecting the Indebtedness, including, without limitation, any and all amounts expended by Beneficiary to operate, manage, or maintain the Premises or to otherwise protect the Premises or the lien of this Deed of Trust. Any disbursements which Beneficiary may make under this Deed of Trust, the Note, the other Loan Documents, or any other document with respect hereto (e.g., for payment of taxes, insurance premiums or other advances to protect Beneficiary’s liens and security interests, as permitted hereby) shall be additional Indebtedness secured hereby. This Deed of Trust is intended to and shall be valid and have priority over all subsequent liens and encumbrances, including statutory liens, excepting solely taxes and assessments levied on the real estate, to the extent of the maximum amount secured hereby.

34. Indemnity. Grantor hereby covenants and agrees that no liability shall be asserted or enforced against Beneficiary in the exercise of the rights and powers granted to Beneficiary in this Deed of Trust, and Grantor hereby expressly waives and releases any such liability. Grantor shall indemnify and save Trustee and Beneficiary harmless from and against any and all liabilities, obligations, losses, damages, claims, costs and expenses (including reasonable attorneys’ fees and court costs) (collectively, “Claims”) of whatever kind or nature which may be imposed on, incurred by or asserted against Beneficiary at any time by any third party which relate to or arise from: (a) any suit or proceeding (including probate and bankruptcy proceedings), or the threat thereof, in or to which Beneficiary may or does become a party, either as plaintiff or as a defendant, by reason of this Deed of Trust or for the purpose of protecting the lien of this Deed of Trust; (b) the offer for sale or sale of all or any portion of the Premises; and (c) the ownership, leasing, use, operation or maintenance of the Premises, if such Claims relate to or arise from actions taken prior to the surrender of possession of the Premises to Beneficiary in accordance with the terms of this Deed of Trust; provided, however, that Grantor shall not be obligated to indemnify or hold Trustee or Beneficiary harmless from and against any Claims directly arising from the gross negligence or willful misconduct of Trustee or Beneficiary. All costs provided for herein and paid for by Trustee or Beneficiary shall be so much additional Indebtedness and shall become immediately due and payable upon demand by Beneficiary and with interest thereon from the date incurred by Trustee or Beneficiary until paid at the Default Rate, in addition to any other interest accruing on such amount, as provided under this Deed of Trust and the other Loan Documents, all limited by the maximum rate permitted by law then in effect. Notwithstanding the foregoing, Grantor shall not indemnify Grantee for any liability incurred or based solely on the intentional misconduct of Grantee.

35. Compliance with Environmental Laws. Grantor acknowledges that concurrently herewith the Borrowers and the Parent Guarantor have executed and delivered to Beneficiary an Environmental Indemnification Agreement (as amended, modified, or supplemented from time to time, the “Indemnity”) pursuant to which the Borrowers and the Parent Guarantor have, jointly and severally, fully indemnified Trustee and Beneficiary for certain environmental matters concerning the Premises, as more particularly described therein. The provisions of the Indemnity are hereby incorporated herein and this Deed of Trust shall secure the obligations of Grantor thereunder. Grantor agrees to abide by all of the provisions of the Indemnity.

36. Subordination of Property Manager’s Lien. Any property management agreement for the Premises entered into hereafter with a property manager shall contain a provision whereby the property manager agrees that any and all mechanics’ lien rights that the property manager or anyone claiming by, through or under the property manager may have in the Premises shall be subject and subordinate to the lien of this Deed of Trust and shall provide that Beneficiary may terminate such agreement, without penalty or cost, at any time after the occurrence of an Event of Default hereunder. Such property management agreement or a short form thereof, at Beneficiary’s request, shall be recorded with the Recorder of Deeds of the county where the Premises are located. In addition, if the property management agreement in existence as of the date hereof does not contain a subordination provision, Grantor shall cause the property manager under such agreement to enter into a subordination of the management agreement with Beneficiary, in recordable form, whereby such property manager subordinates present and future lien rights and those of any party claiming by, through or under such property manager to the lien of this Deed of Trust.

37. Miscellaneous.

(a) Successors and Assigns. This Deed of Trust and all provisions hereof shall be binding upon and enforceable against Grantor and its assigns and other successors. This Deed of Trust and all provisions hereof shall inure to the benefit of Beneficiary, its successors and assigns and any holder or holders, from time to time, of the Note.

(b) Invalidity of Provisions. In the event that any provision of this Deed of Trust is deemed to be invalid by reason of the operation of law, or by reason of the interpretation placed thereon by any administrative agency or any court, Grantor and Beneficiary shall negotiate an equitable adjustment in the provisions of the same in order to effect, to the maximum extent permitted by law, the purpose of this Deed of Trust and the validity and enforceability of the remaining provisions, or portions or applications thereof, shall not be affected thereby and shall remain in full force and effect.

(c) Municipal Requirements. Grantor shall not by act or omission permit any building or other improvement on premises not subject to the lien of this Deed of Trust to rely on the Premises or any part thereof or any interest therein to fulfill any municipal or governmental requirement, and Grantor hereby assigns to Beneficiary any and all rights to give consent for all or any portion of the Premises or any interest therein to be so used. Similarly, no building or other improvement on the Premises shall rely on any premises not subject to the lien of this Deed of Trust or any interest therein to fulfill any governmental or municipal requirement. Any act or omission by Grantor which would result in a violation of any of the provisions of this subsection shall be void.

(d) Rights of Tenants. Trustee shall have the right and option to commence a civil action to foreclose this Deed of Trust and to obtain a decree of foreclosure and sale subject to the rights of any tenant or tenants of the Premises having an interest in the Premises prior to that of the Trustee and Beneficiary. The failure to join any such tenant or tenants of the Premises as party defendant or defendants in any such civil action or the failure of any decree of foreclosure and sale to foreclose their rights shall not be asserted by Grantor as a defense in any civil action instituted to collect the Indebtedness, or any part thereof or any deficiency remaining unpaid after foreclosure and sale of the Premises, any statute or rule of law at any time existing to the contrary notwithstanding.

(e) Option of Beneficiary to Subordinate. At the option of Beneficiary, this Deed of Trust shall become subject and subordinate, in whole or in part (but not with respect to priority of entitlement to insurance proceeds or any condemnation or eminent domain award) to any and all leases of all or any part of the Premises upon the execution by Beneficiary of a unilateral declaration to that effect and the recording thereof in the Office of the Recorder of Deeds in and for the county wherein the Premises are situated.

(f) Mortgagee-in-Possession. Nothing contained herein or in any of the other Loan Documents shall be construed as constituting Beneficiary a mortgagee-in-possession in the absence of the actual taking of possession of the Premises by Beneficiary pursuant to this Deed of Trust.

(g) Provisions concerning Trustee.

(i) From time to time, Beneficiary may substitute a successor to any Trustee named in or acting under this Deed of Trust in any manner now or later to be provided at law, or by a written instrument executed and acknowledged by Beneficiary and recorded in the office of the recorder of the county where the Premises are situated, and the term “Trustee” as used herein shall be deemed to include all successor Trustees. Any such instrument shall be conclusive proof of the proper substitution of the successor Trustee, who shall automatically upon recordation of the instrument succeed to all estate, title, rights, powers and duties of the predecessor Trustee, without conveyance from it. It is agreed that Trustee shall not be disqualified from acting as Trustee hereunder or from performing any of the duties of Trustee, or from exercising the rights, powers and remedies herein granted, by reason of the fact that Trustee is an attorney, agent, officer, employee or stockholder of Beneficiary, and that any interest which Trustee or any successor shall have or may acquire in the debt hereby secured, or the Premises hereby conveyed, shall neither interfere with nor prevent his or her acting as Trustee or from purchasing said Premises at said sale or sales, or Beneficiary from bidding or purchasing the Premises at said sale directly or indirectly, and all parties waive any objection to Trustee having or acquiring any such interest in the debt or Premises aforesaid and continuing to act as Trustee. In the performance of his or her duties and obligations hereunder, Trustee shall be entitled to all the rights, protection, privileges and immunities accorded him or her as Trustee, to the extent provided by law. Although the Trustee or any successor in trust hereunder may be or become an agent or officer of, attorney for, or otherwise connected with Beneficiary or any subsequent owner or holder of the Note or other Obligations, yet such Trustee may act hereunder and any such owner or holder, including Beneficiary, may bid for and purchase any of the Premises sold hereunder, as if such Trustee were entirely disinterested.

(ii) Trustee shall have no obligation to perform any act which it is empowered to perform under this Deed of Trust unless it is requested to do so in writing and is reasonably indemnified against loss, cost, liability and expense.

(h) Aid and Direction. From time to time, Beneficiary or Trustee may apply to any court of competent jurisdiction for aid and direction in executing the trust and enforcing the rights and remedies created under this Deed of Trust. Beneficiary or Trustee may from time to time obtain orders or decrees directing, confirming or approving acts in executing this trust and enforcing these rights and remedies.

(i) Relationship of Beneficiary and Grantor. Beneficiary shall in no event be construed for any purpose to be a partner, joint venturer, agent or associate of Grantor or of any lessee, operator, concessionaire or licensee of Grantor in the conduct of their respective businesses, and, without limiting the foregoing, Beneficiary shall not be deemed to be such partner, joint venturer, agent or associate on account of Beneficiary becoming a mortgagee-in-possession or exercising any rights pursuant to this Deed of Trust, any of the other Loan Documents, or otherwise. The relationship of Grantor and Beneficiary hereunder is solely that of debtor/creditor.

(j) Time of the Essence. Time is of the essence of the payment by the Borrowers and the other Obligors of all amounts due and owing to Beneficiary under the Note and the other Loan Documents and the performance and observance by Grantor of all terms, conditions, obligations and agreements contained in this Deed of Trust and the other Loan Documents.

(k) No Merger. The parties hereto intend that the Deed of Trust and the lien hereof shall not merge in fee simple title to the Premises, and if Beneficiary acquires any additional or other interest in or to the Premises or the ownership thereof, then, unless a contrary intent is manifested by Beneficiary as evidenced by an express statement to that effect in an appropriate document duly recorded, this Deed of Trust and the lien hereof shall not merge in the fee simple title and this Deed of Trust may be foreclosed as if owned by a stranger to the fee simple title.

(l) Maximum Indebtedness. Notwithstanding anything contained herein to the contrary, in no event shall the Indebtedness exceed an amount equal to $50,000,000.00; provided, however, in no event shall Beneficiary be obligated to advance funds in excess of the face amount of the Note.

(m) Governing Law; Jurisdiction and Venue. THIS DEED OF TRUST SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MISSOURI WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF. TO INDUCE BENEFICIARY TO ACCEPT THE NOTE, GRANTOR IRREVOCABLY AGREES THAT, SUBJECT TO BENEFICIARY’S SOLE AND ABSOLUTE ELECTION, ACTIONS OR PROCEEDINGS RELATING DIRECTLY OR INDIRECTLY TO THIS DEED OF TRUST OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE LITIGATED IN THE FEDERAL, STATE OR LOCAL COURTS SITTING IN OR FOR THE COUNTY OF MIDDLESEX, NEW JERSEY, AND HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS. GRANTOR AND BENEFICIARY ACKNOWLEDGE THAT SUCH COURTS ARE CONVENIENT FORUMS AND WAIVE ANY DEFENSE BASED UPON DOCTRINES OF VENUE OR FORUM NON-CONVENIENS OR SIMILAR RULES OR DOCTRINES. GRANTOR HEREBY WAIVES PERSONAL SERVICE OF PROCESS UPON GRANTOR, AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO GRANTOR AT THE ADDRESS STATED HEREIN AND SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT.

(n) Waiver of Jury Trial. TO THE EXTENT PERMITTED BY LAW, GRANTOR AND BENEFICIARY (BY ACCEPTANCE HEREOF), HAVING BEEN REPRESENTED BY COUNSEL, EACH KNOWINGLY AND VOLUNTARILY (a) WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS DEED OF TRUST OR ANY RELATED AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THIS DEED OF TRUST, AND (b) AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. GRANTOR AGREES THAT IT WILL NOT ASSERT ANY CLAIM AGAINST BENEFICIARY OR ANY OTHER PERSON INDEMNIFIED UNDER THIS DEED OF TRUST, THE INDEMNITY, OR ANY OF THE OTHER LOAN DOCUMENTS ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.

(o) Complete Agreement. This Deed of Trust, the Loan Agreement, the Note and the other Loan Documents constitute the complete agreement between the parties with respect to the subject matter hereof and this Deed of Trust may not be modified, altered or amended except by an agreement in writing signed by both Grantor and Beneficiary.

(p) Remedies against Other Collateral. Grantor hereby acknowledges that certain Loan Documents other than this Deed of Trust create liens on collateral located in counties or states other than the counties and state in which the Premises are located. Grantor further acknowledges that this Deed of Trust and the other Loan Documents are cross-defaulted and the Loan secured hereby is also secured by the other Loan Documents. Grantor agrees that Trustee may proceed, at the same or at different times, to foreclose any or all liens against such collateral (or sell such collateral under power of sale) by any proceedings appropriate in the county and state where such collateral lies, and that no event of enforcement taking place in any county or state pursuant to any of the Loan Documents shall preclude or bar enforcement in any other county or state. Any foreclosure or other appropriate remedy brought in any county or state in which collateral is located may be brought and prosecuted as to any part of such collateral without regard to the fact that foreclosure proceedings or other appropriate remedies have or have not been instituted elsewhere on any other part of the collateral for the Loan.

(q) No Oral Agreements. The following notice is given to comply with §§ 432.045 and 432.047 of the Revised Statutes of Missouri:

Oral agreements or commitments to loan money, extend credit or to forbear from enforcing repayment of a debt, including promises to extend or renew such debt, are not enforceable, regardless of the legal theory upon which it is based that is in any way related to the credit agreement. To protect you (borrower(s)) and us (creditor) from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this writing, which is the complete and exclusive statement of the agreement between us, except as we may later agree in writing to modify it.

As used in this Section, the term “this writing” is deemed to include this Deed of Trust, the other Loan Documents, and all other documents, agreements and instruments evidencing, securing or supporting the debt evidenced by the Loan Documents.

[SIGNATURE PAGE FOLLOWS]

GRANTOR AND BENEFICIARY ACKNOWLEDGE AND AGREE THAT THE EFFECT OF SECTION 37(m) OF THIS DEED OF TRUST IS THAT THEY ARE GIVING UP THE RIGHT TO TRIAL BY JURY TO THE EXTENT PERMITTED BY LAW.

IN WITNESS WHEREOF, Grantor has executed and delivered this Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing as of the day and year first above written.

G&E HC REIT II JOPLIN LTACH, LLC
a Delaware limited liability company

By: G&E HC REIT II MONUMENT LTACH PORTFOLIO, LLC
Its: Sole Managing Member

By: GRUBB & ELLIS HEALTHCARE REIT II HOLDINGS, LP
Its: Sole Managing Member

By: GRUBB & ELLIS HEALTHCARE REIT II, INC.

Its: General Partner

By: /s/ Shannon K S Johnson
Name: Shannon K S Johnson
Title: Chief Financial Officer

STATE OF CALIFORNIA COUNTY OF ORANGE	) ) )	SS.

On May 13, 2011, before me, P.C. Han, Notary Public, personally appeared Shannon K S Johnson, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her authorized capacity, and that by her signature on the instrument the person, or the entity upon which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature: /s/ P.C. Han (Seal)
Notary Public
Name: P.C. Han
My commission Expires: June 25, 2011